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                           UNITED STATES
                 SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549


                              FORM 8-K

         Current Report Pursuant to Section 13 or 15 (d) of
                 The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 21,
2002



                          KAMAN CORPORATION
         (Exact name of issuer as specified in its charter)





Connecticut                      0-1093           06-0613548
(State or other jurisdictions    (Commission      (I.R.S.
of Incorporation)                File Number)     Employer
                                                  Identification
                                                  No.)




                       1332 Blue Hills Avenue
                        Bloomfield, CT 06002
              (Address of principal executive offices)

       Registrant's telephone number, including area code:
                           (860)243-7100

                           Not Applicable
    (Former name or former address, if changed since last report)
















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Item 5.  Other Events


The Company issued a press release dated October 21, 2002 announcing that it has acquired Latin Percussion, Inc., a privately held company based in Garfield, N.J. LP was founded in 1964 and is a global distributor of a wide range of Latin percussion instruments. Its main product line is conga drums marketed under the brand names LP, LP Aspire and Matador. LP currently operates out of two facilities in Garfield and employs about 75 people. LP's revenues for 2002 are projected to be about $20 million. Terms of the purchase are not being disclosed.

LP will operate as a separate subsidiary within the Company's Music Distribution segment. Kaman Music is the nation's largest independent distributor of music instruments and accessories. In addition to its percussion lines, Kaman's music products include its own proprietary Ovation and Hamer guitars, the Takamine guitar line, and an extensive offering of other music instruments and accessories.






Item 7. Financial Statements and Exhibits

(a)     Financial Statements of Business Acquired.
        Not Applicable.

(b)     Pro Forma Financial Information.
        Not Applicable.

(c)     Exhibits.

        The following document is filed as an Exhibit to this
        Report:

        Exhibit 99 - Press Release of the Company, dated
        October 21, 2002.














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                             SIGNATURES



   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf, by the undersigned, thereunto duly authorized.


                                 KAMAN CORPORATION


                                 /s/Robert M. Garneau
                                 Executive Vice President
                                 and Chief Financial
                                 Officer



Dated: October 21, 2002





































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                            EXHIBIT INDEX




   Exhibit          Description

     99             Press Release of the Company, dated
                    October 21, 2002
















































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